Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Debbie Mitchell (614) 757-6225 debbie.mitchell@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS THIRD-QUARTER RESULTS

•	Revenue increases 3 percent to $26.9 billion

•	Operating earnings increase of 18 percent to $527 million, or 6 percent to $524 million on a non-GAAP basis[1]

•	Diluted earnings per share from continuing operations increase 34 percent to $0.95, or 16 percent to $0.94 on a non-GAAP basis

•	Raises lower end of full-year outlook for non-GAAP diluted EPS from continuing operations to a revised range of $3.15 to $3.20

DUBLIN, Ohio, May 3, 2012 — Cardinal Health today reported a 3 percent increase in fiscal 2012 third-quarter revenue to $26.9 billion and a 6 percent increase in non-GAAP operating earnings to $524 million. The company also reported a 16 percent increase in non-GAAP diluted earnings per share (EPS) from continuing operations to $0.94.

“We are pleased to report another solid quarter of revenue growth for both of our business segments, as well as continued strong growth in earnings per share,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Our Pharmaceutical segment continued its robust profit performance. Our Medical segment fundamentals showed continued momentum, but as anticipated, profit was negatively impacted by the cost of commodity inputs. However, we see the year-over-year impact of this dynamic subsiding in the fourth quarter of fiscal 2012 and into fiscal 2013.”

The company raised the lower end of its guidance resulting in a revised range of $3.15 to $3.20 for fiscal 2012 non-GAAP diluted earnings per share from continuing operations.

Q3 FY12 SUMMARY

	Q3 FY12	Q3 FY11	Y/Y
Revenue	$26.9 billion	$26.1 billion	3%

Operating Earnings	$527 million	$447 million	18%
Non-GAAP Operating Earnings	$524 million	$493 million	6%

Earnings from Continuing Operations	$332 million	$250 million	33%
Non-GAAP Earnings from Continuing Operations	$327 million	$286 million	14%

Diluted EPS from Continuing Operations	$0.95	$0.71	34%
Non-GAAP Diluted EPS from Continuing Operations	$0.94	$0.81	16%

A reduction in the fair value of the P4 Healthcare acquisition earn-out liability positively impacted third-quarter fiscal 2012 GAAP operating earnings by $55 million and GAAP diluted EPS from continuing operations by $0.10 per share. Third-quarter fiscal 2012 GAAP and Non-GAAP diluted EPS from continuing operations benefited from a lower tax rate than the prior year’s higher-than-usual tax rate.

SEGMENT RESULTS

Pharmaceutical segment

Revenue for the Pharmaceutical segment increased 3 percent to $24.5 billion, driven by growth from existing customers. Segment profit increased 9 percent to $446 million, due to the strong performance of generic programs including the impact of new and recently launched items.

	Q3 FY12	Q3 FY11	Y/Y
Revenue	$24.5 billion	$23.8 billion	3%
Segment Profit	$446 million	$411 million	9%

Medical segment

Revenue for the Medical segment increased 8 percent to $2.4 billion, driven by growth from existing customers, including strong sales of preferred products. Segment profit declined 17 percent to $89 million, due to the anticipated negative impact of commodity price increases and increased information system expenses, primarily related to the launch of the company’s Medical Business Transformation. The decline was partially offset by the positive margin impact of higher preferred products volume.

	Q3 FY12	Q3 FY11	Y/Y
Revenue	$2.4 billion	$2.2 billion	8%
Segment Profit	$89 million	$108 million	(17)%

ADDITIONAL THIRD-QUARTER AND RECENT HIGHLIGHTS

•	Appointment of Donald M. Casey, Jr. as CEO of company’s Medical segment

•	Completion of acquisition of Futuremed Healthcare Products Corp., a distributor of medical disposables and specialized equipment to the long-term care channel in Canada

•	Introduction of the Smart-Seal™ surgical mask, a new line of standard diagnostic procedure trays, and the industry’s only half-folded format surgical glove packaging

•	Recognized as one of 2012 top 10 best companies for leaders by “Chief Executive” magazine

•	Named one of the “Top 50 Companies for Executive Women” by the National Association for Female Executives

CONFERENCE CALL

The company has scheduled a webcast and conference call for May 3 at 8:30 a.m. Eastern to discuss third-quarter results. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com. Participants accessing the presentation through the website will be asked to register and can do so prior to the call on the Investors page. Participants can also dial 224-357-2209 directly; no passcode or registration will be required.

Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until June 4 by dialing either 855-859-2056 or 404-537-3406.

UPCOMING WEBCASTED EVENTS

•	2012 Deutsche Bank 37th Annual Health Care Conference on May 7 at 9:20 a.m. Eastern in Boston

•	Bank of America Merrill Lynch 2012 Health Care Conference on May 15 at 8:40 a.m. Pacific in Las Vegas

•	Goldman Sachs 33rd Annual Global Healthcare Conference on June 5 at 8:40 a.m. Pacific in Rancho Palos Verdes, Calif.

•	William Blair 32nd Annual Growth Stock Conference on June 14 at 8 a.m. Central in Chicago

At these events, Cardinal Health executives will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, go to the Investors page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $103 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #19 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

[1]

See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties due to government health care reform including federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of pharmaceutical price appreciation or deflation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority, including the Drug Enforcement Administration’s suspension of the company’s Lakeland, Fla., distribution center’s registration to distribute controlled substances; changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel; and, with respect to future dividends, the decision by the Cardinal Health board of directors to declare such dividends, which decision will depend on Cardinal Health’s surplus, earnings, cash flows, financial condition and prospects at the time any such action is considered. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management’s views as of May 3, 2012. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Third Quarter
(in millions, except per Common Share amounts)	2012	2011	% Change
Revenue	$26,917.5	$26,071.4	3%
Cost of products sold	25,710.8	24,909.2	3%

Gross margin	1,206.7	1,162.2	4%

Operating expenses:
Distribution, selling, general and administrative expenses	682.7	669.5	2%
Restructuring and employee severance	7.1	6.2	N.M.
Acquisition-related costs	(26.6)	30.3	N.M.
Impairments and loss on disposal of assets	17.1	4.6	N.M.
Litigation (recoveries)/charges, net	(0.2)	4.3	N.M.

Operating earnings	526.6	447.3	18%

Other income, net	(7.7)	(6.2)	24%
Interest expense, net	23.9	25.1	(5)%
Loss on sale of investment in CareFusion	—	3.3	N.M.

Earnings before income taxes and discontinued operations	510.4	425.1	20%

Provision for income taxes	177.9	175.6	1%

Earnings from continuing operations	332.5	249.5	33%

Earnings/(loss) from discontinued operations, net of tax	0.9	(3.5)	N.M.

Net earnings	$333.4	$246.0	36%

Basic earnings/(loss) per Common Share:
Continuing operations	$0.96	$0.72	33%
Discontinued operations	—	(0.01)	N.M.

Net basic earnings per Common Share	$0.96	$0.71	35%

Diluted earnings/(loss) per Common Share:
Continuing operations	$0.95	$0.71	34%
Discontinued operations	—	(0.01)	N.M.

Net diluted earnings per Common Share	$0.95	$0.70	36%

Weighted average number of Common Shares outstanding:
Basic	345.3	348.5
Diluted	349.5	352.9

Schedule 2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year-to-Date
(in millions, except per Common Share amounts)	2012	2011	% Change
Revenue	$80,787.5	$75,880.7	6%
Cost of products sold	77,382.5	72,762.0	6%

Gross margin	3,405.0	3,118.7	9%

Operating expenses:
Distribution, selling, general and administrative expenses	1,965.6	1,857.7	6%
Restructuring and employee severance	12.2	10.6	N.M.
Acquisition-related costs	22.8	75.2	N.M.
Impairments and loss on disposal of assets	19.4	8.2	N.M.
Litigation (recoveries)/charges, net	(3.2)	11.9	N.M.

Operating earnings	1,388.2	1,155.1	20%

Other income, net	(3.0)	(19.4)	N.M.
Interest expense, net	70.2	69.0	2%
Gain on sale of investment in CareFusion	—	(71.5)	N.M.

Earnings before income taxes and discontinued operations	1,321.0	1,177.0	12%

Provision for income taxes	487.1	418.2	16%

Earnings from continuing operations	833.9	758.8	10%

Loss from discontinued operations, net of tax	(1.7)	(2.5)	N.M.

Net earnings	$832.2	$756.3	10%

Basic earnings/(loss) per Common Share:
Continuing operations	$2.42	$2.18	11%
Discontinued operations	(0.01)	(0.01)	N.M.

Net basic earnings per Common Share	$2.41	$2.17	11%

Diluted earnings/(loss) per Common Share:
Continuing operations	$2.39	$2.16	11%
Discontinued operations	(0.01)	(0.01)	N.M.

Net diluted earnings per Common Share	$2.38	$2.15	11%

Weighted average number of Common Shares outstanding:
Basic	345.0	348.3
Diluted	349.2	351.8

Schedule 3

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	March 31, 2012	June 30, 2011
	(UNAUDITED)
Assets
Cash and equivalents	$2,410.4	$1,929.3
Trade receivables, net	6,495.4	6,155.7
Inventories	8,220.1	7,334.2
Prepaid expenses and other	944.3	896.7

Total current assets	18,070.2	16,315.9

Property and equipment, net	1,517.4	1,512.2
Goodwill and other intangibles, net	4,370.8	4,259.0
Other assets	683.7	758.8

Total assets	$24,642.1	$22,845.9

Liabilities and Shareholders’ Equity
Accounts payable	$12,572.5	$11,331.5
Current portion of long-term obligations and other short-term borrowings	345.5	326.7
Other accrued liabilities	1,928.1	1,711.3

Total current liabilities	14,846.1	13,369.5

Long-term obligations, less current portion	2,207.9	2,175.3
Deferred income taxes and other liabilities	1,348.0	1,452.5
Total shareholders’ equity	6,240.1	5,848.6

Total liabilities and shareholders’ equity	$24,642.1	$22,845.9

Schedule 4

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Third Quarter		Year-to-Date
(in millions)	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$333.4	$246.0	$832.2	$756.3
(Earnings)/loss from discontinued operations	(0.9)	3.5	1.7	2.5

Earnings from continuing operations	332.5	249.5	833.9	758.8

Adjustments to reconcile earnings from continuing operations to net cash from operations:
Depreciation and amortization	83.5	97.5	239.3	239.2
(Gain)/loss on sale of investment in CareFusion	—	3.3	—	(71.5)
Impairments and loss on disposal of assets	17.1	4.6	19.4	8.2
Share-based compensation	21.6	18.0	63.1	60.4
Provision for bad debts	5.0	14.4	6.7	22.2
Change in fair value of contingent consideration obligation	(53.2)	(3.6)	(53.2)	(0.4)
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(477.6)	(470.3)	(310.5)	(578.9)
Decrease/(increase) in inventories	682.7	552.2	(869.9)	(1,048.1)
Increase in accounts payable	94.6	223.5	1,212.2	1,986.4
Other accrued liabilities and operating items, net	187.0	225.0	141.9	(101.0)

Net cash provided by operating activities-continuing operations	893.2	914.1	1,282.9	1,275.3
Net cash used in operating activities-discontinued operations	—	(0.2)	—	(0.5)

Net cash provided by operating activities	893.2	913.9	1,282.9	1,274.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiaries, net of cash acquired	(135.3)	—	(142.6)	(2,295.0)
Purchase of held-to-maturity securities and other investments	—	(14.6)	(10.5)	(155.6)
Additions to property and equipment	(57.7)	(59.8)	(159.0)	(183.1)
Proceeds from sale of CareFusion	—	—	—	705.9
Proceeds from maturities of held-to-maturity securities	11.0	—	46.0	—

Net cash used in investing activities	(182.0)	(74.4)	(266.1)	(1,927.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in short-term borrowings	4.1	43.0	8.2	41.5
Reduction of long-term obligations	(43.5)	(220.1)	(44.5)	(228.1)
Proceeds from long-term obligations, net of issuance costs	—	—	—	494.5
Proceeds from issuance of Common Shares	11.9	25.1	22.9	36.0
Tax proceeds/(disbursements) from exercises of stock options	3.3	(5.8)	3.6	(8.7)
Dividends on Common Shares	(74.3)	(67.9)	(225.9)	(205.9)
Purchase of treasury shares	—	—	(300.0)	(269.8)

Net cash used in financing activities	(98.5)	(225.7)	(535.7)	(140.5)

Net increase/(decrease) in cash and equivalents	612.7	613.8	481.1	(793.5)
Cash and equivalents at beginning of period	1,797.7	1,348.0	1,929.3	2,755.3

Cash and equivalents at end of period	$2,410.4	$1,961.8	$2,410.4	$1,961.8

Schedule 5

CARDINAL HEALTH, INC. AND SUBSIDIARIES

TOTAL COMPANY BUSINESS ANALYSIS

	Third Quarter		Non-GAAP Third Quarter
(in millions)	2012	2011	2012	2011
Revenue
Amount	$26,918	$26,071
Growth Rate	3%	7%

Operating Earnings
Amount	$527	$447	$524	$493
Growth Rate	18%	22%	6%	27%

Earnings from Continuing Operations
Amount	$332	$250	$327	$286
Growth Rate	33%	11%	14%	28%

	Year-to-Date		Non-GAAP Year-to-Date
(in millions)	2012	2011	2012	2011
Revenue
Amount	$80,788	$75,881
Growth Rate	6%	2%

Operating Earnings
Amount	$1,388	$1,155	$1,441	$1,268
Growth Rate	20%	19%	14%	18%

Earnings from Continuing Operations
Amount	$834	$759	$864	$774
Growth Rate	10%	93%	12%	23%

Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Third Quarter			Third Quarter
(in millions)	2012	2011	(in millions)	2012	2011
PHARMACEUTICAL			MEDICAL

Revenue			Revenue
Amount	$24,508	$23,845	Amount	$2,414	$2,231
Growth Rate	3%	7%	Growth Rate	8%	5%
Mix	91%	91%	Mix	9%	9%

Segment Profit			Segment Profit
Amount	$446	$411	Amount	$89	$108
Growth Rate	9%	33%	Growth Rate	(17)%	0%
Mix	83%	79%	Mix	17%	21%
Segment Profit Margin	1.82%	1.73%	Segment Profit Margin	3.70%	4.84%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended March 31, 2012 was $26,918 million, which included total segment revenue of $26,922 million and Corporate revenue of $(4) million. Total consolidated revenue for the three months ended March 31, 2011 was $26,071 million, which included total segment revenue of $26,076 million and Corporate revenue of $(5) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended March 31, 2012 were $527 million, which included total segment profit of $535 million and Corporate costs of $(8) million. Total consolidated operating earnings for the three months ended March 31, 2011 were $447 million, which included total segment profit of $519 million and Corporate costs of $(72) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs (including amortization of acquisition-related intangible assets and changes in the fair value of contingent consideration obligations), impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 7

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Year-to-Date			Year-to-Date
(in millions)	2012	2011	(in millions)	2012	2011
PHARMACEUTICAL			MEDICAL

Revenue			Revenue
Amount	$73,591	$69,286	Amount	$7,210	$6,610
Growth Rate	6%	3%	Growth Rate	9%	0%
Mix	91%	91%	Mix	9%	9%

Segment Profit			Segment Profit
Amount	$1,204	$1,021	Amount	$253	$294
Growth Rate	18%	31%	Growth Rate	(14)%	(10)%
Mix	83%	78%	Mix	17%	22%
Segment Profit Margin	1.64%	1.47%	Segment Profit Margin	3.51%	4.46%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the nine months ended March 31, 2012 was $80,788 million, which included total segment revenue of $80,801 million and Corporate revenue of $(13) million. Total consolidated revenue for the nine months ended March 31, 2011 was $75,881 million, which included total segment revenue of $75,896 million and Corporate revenue of $(15) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the nine months ended March 31, 2012 were $1,388 million, which included total segment profit of $1,457 million and Corporate costs of $(69) million. Total consolidated operating earnings for the nine months ended March 31, 2011 were $1,155 million, which included total segment profit of $1,315 million and Corporate costs of $(160) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs (including amortization of acquisition-related intangible assets and changes in the fair value of contingent consideration obligations), impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Third Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2012	2011	2012	2011
Restructuring and Employee Severance
Restructuring and employee severance	$(7.1)	$(6.2)	$(12.2)	$(10.6)
Tax benefit	2.7	2.4	4.6	4.1

Restructuring and employee severance, net of tax	$(4.4)	$(3.8)	$(7.6)	$(6.5)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Acquisition-Related Costs
Amortization of acquisition-related intangible assets	$(20.4)	$(27.9)	$(57.9)	$(53.4)
Tax benefit	7.2	7.4	20.7	13.2

Amortization of acquisition-related intangible assets, net of tax	$(13.2)	$(20.5)	$(37.2)	$(40.2)

Decrease to diluted EPS from continuing operations	$(0.04)	$(0.06)	$(0.11)	$(0.11)

Other acquisition-related costs [1]	$47.0	$(2.5)	$35.2	$(21.8)
Tax benefit/(expense) [1]	(13.5)	0.4	(9.9)	2.4

Other acquisition-related costs, net of tax	$33.5	$(2.1)	$25.3	$(19.4)

Increase/(decrease) to diluted EPS from continuing operations [1]	$0.10	$(0.01)	$0.07	$(0.06)

Total acquisition-related costs [2]	$26.6	$(30.3)	$(22.8)	$(75.2)
Tax benefit/(expense) [2]	(6.4)	7.8	10.8	15.6

Total acquisition-related costs, net of tax [2]	$20.2	$(22.5)	$(12.0)	$(59.6)

Increase/(decrease) to diluted EPS from continuing operations [2]	$0.06	$(0.06)	$(0.03)	$(0.17)

Impairments and Loss on Disposal of Assets
Impairments and loss on disposal of assets	$(17.1)	$(4.6)	$(19.4)	$(8.2)
Tax benefit	6.7	1.8	7.6	3.1

Impairments and loss on disposal of assets, net of tax	$(10.4)	$(2.8)	$(11.8)	$(5.1)

Decrease to diluted EPS from continuing operations	$(0.03)	$(0.01)	$(0.03)	$(0.01)

Litigation Recoveries/(Charges), Net
Litigation recoveries/(charges), net	$0.2	$(4.3)	$3.2	$(11.9)
Tax benefit/(expense)	(0.1)	0.4	(1.2)	1.4

Litigation recoveries/(charges), net, net of tax	$0.1	$(3.9)	$2.0	$(10.5)

Increase/(decrease) to diluted EPS from continuing operations	$—	$(0.01)	$0.01	$(0.03)

Other Spin-Off Costs
Other spin-off costs	$(0.2)	$(0.7)	$(1.5)	$(7.4)
Tax benefit	0.1	0.3	0.6	2.8

Other spin-off costs, net of tax	$(0.1)	$(0.4)	$(0.9)	$(4.6)

Decrease to diluted EPS from continuing operations	$—	$—	$—	$(0.01)

(Gain)/Loss on Sale of CareFusion Stock
(Gain)/loss on sale of CareFusion stock	$—	$(3.3)	$—	$71.5
Tax benefit	—	—	—	—

(Gain)/loss on sale of CareFusion stock, net of tax	$—	$(3.3)	$—	$71.5

Increase/(decrease) to diluted EPS from continuing operations	$—	$(0.01)	$—	$0.20

Weighted Average Number of Diluted Shares Outstanding	349.5	352.9	349.2	351.8

We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

[1]

Includes a $54.7 million decrease in the fair value of the total contingent consideration obligation related to the P4 Healthcare acquisition for the three months ended March 31, 2012. The related tax expense was $20.1 million and diluted EPS from continuing operations increased $0.10.

[2]	The sum of the components may not equal the total due to rounding.

Schedule 9

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Third Quarter		Year-to-Date
	2012	2011	2012	2011
Days Sales Outstanding	21.2	19.7
Days Inventory on Hand	25.0	24.5
Days Payable Outstanding	38.3	38.0
Net Working Capital Days	7.9	6.2

Debt to Total Capital	29%	30%
Net Debt to Capital	2%	8%

Return on Equity	21.9%	17.8%	18.7%	18.7%
Non-GAAP Return on Equity	21.6%	20.7%	19.4%	19.1%

Effective Tax Rate from Continuing Operations	34.9%	41.3%	36.9%	35.5%
Non-GAAP Effective Tax Rate from Continuing Operations	35.6%	39.7%	37.1%	36.5%

Refer to the GAAP/Non-GAAP reconciliation for Non-GAAP calculations. Refer to DSO, DIOH and DPO for definitions and calculations.

Schedule 10

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATIONS

(in millions, except per Common Share amounts)

	Third Quarter 2012
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes [1]	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate
GAAP	$527	18%	$510	$178	$332	33%	$0.95	34%
Restructuring and Employee Severance	7		7	3	4		0.01
Acquisition-Related Costs	(27)		(27)	(6)	(20)		(0.06)
Impairments and Loss on Disposal of Assets	17		17	7	10		0.03
Litigation (Recoveries)/Charges, net	—		—	—	—		—
Other Spin-Off Costs	—		—	—	—		—
Loss on Sale of CareFusion Stock	—		—	—	—		—
Non-GAAP	$524	6%	$508	$181	$327	14%	$0.94	16%

	Third Quarter 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes [1]	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate
GAAP	$447	22%	$425	$176	$250	11%	$0.71	15%
Restructuring and Employee Severance	6		6	2	4		0.01
Acquisition-Related Costs	30		30	8	23		0.06
Impairments and Loss on Disposal of Assets	5		5	2	3		0.01
Litigation (Recoveries)/Charges, net	4		4	—	4		0.01
Other Spin-Off Costs	1		1	—	—		—
Loss on Sale of CareFusion Stock	—		3	—	3		0.01
Non-GAAP	$493	27%	$475	$188	$286	28%	$0.81	31%

	Year-to-Date 2012
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes [1]	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate
GAAP	$1,388	20%	$1,321	$487	$834	10%	$2.39	11%
Restructuring and Employee Severance	12		12	5	8		0.02
Acquisition-Related Costs	23		23	11	12		0.03
Impairments and Loss on Disposal of Assets	19		19	8	12		0.03
Litigation (Recoveries)/Charges, net	(3)		(3)	(1)	(2)		(0.01)
Other Spin-Off Costs	2		2	1	1		—
Gain on Sale of CareFusion Stock	—		—	—	—		—
Non-GAAP	$1,441	14%	$1,374	$509	$864	12%	$2.47	12%

	Year-to-Date 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes [1]	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate
GAAP	$1,155	19%	$1,177	$418	$759	93%	$2.16	98%
Restructuring and Employee Severance	11		11	4	7		0.02
Acquisition-Related Costs	75		75	16	60		0.17
Impairments and Loss on Disposal of Assets	8		8	3	5		0.01
Litigation (Recoveries)/Charges, net	12		12	1	11		0.03
Other Spin-Off Costs	7		7	3	5		0.01
Gain on Sale of CareFusion Stock	—		(72)	—	(72)		(0.20)
Non-GAAP	$1,268	18%	$1,219	$445	$774	23%	$2.20	26%

The sum of the components may not equal the total due to rounding.

[1]	We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

Schedule 11

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter		Third Quarter
(in millions)	2012		2011
GAAP Return on Equity	21.9%		17.8%
Non-GAAP Return on Equity
Net earnings	$333.4		$246.0
Restructuring and employee severance, net of tax, in continuing operations [1]	4.4		3.8
Acquisition-related costs, net of tax, in continuing operations [1]	(20.2)		22.5
Impairments and loss on disposal of assets, net of tax, in continuing operations [1]	10.4		2.8
Litigation (recoveries)/charges, net, net of tax, in continuing operations [1]	(0.1)		3.9
Other spin-off costs, net of tax, in continuing operations [1]	0.1		0.4
Loss on sale of CareFusion stock, net of tax [1]	—		3.3
CareFusion net loss in discontinued operations [1,2]	—		3.3

Adjusted net earnings	$328.0		$286.0
Annualized	$1,312.0		$1,144.0

	Third	Second	Third	Second
	Quarter	Quarter	Quarter	Quarter
	2012	2012	2011	2011
Total shareholders’ equity	$6,240.1	$5,927.7	$5,656.8	$5,421.4
Divided by average shareholders’ equity	$6,083.9		$5,539.1
Non-GAAP Return on Equity	21.6%		20.7%

[1]	We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

Schedule 12

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Year-to-Date				Year-to-Date
(in millions)	2012				2011
GAAP Return on Equity	18.7%				18.7%
Non-GAAP Return on Equity
Net earnings	$832.2				$756.3
Restructuring and employee severance, net of tax, in continuing operations [1]	7.6				6.5
Acquisition-related costs, net of tax, in continuing operations [1]	12.0				59.6
Impairments and loss on disposal of assets, net of tax, in continuing operations [1]	11.8				5.1
Litigation (recoveries)/charges, net, net of tax, in continuing operations [1]	(2.0)				10.5
Other spin-off costs, net of tax, in continuing operations [1]	0.9				4.6
Gain on sale of CareFusion stock, net of tax [1]	—				(71.5)
CareFusion net loss in discontinued operations [1,2]	—				3.3

Adjusted net earnings	$862.5				$774.4
Annualized	$1,150.0				$1,032.5

	Third	Second	First	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2012	2012	2012	2011	2011	2011	2011	2010
Total shareholders’ equity	$6,240.1	$5,927.7	$5,713.9	$5,848.6	$5,656.8	$5,421.4	$5,239.0	$5,276.1
Divided by average shareholders’ equity	$5,932.6				$5,398.3
Non-GAAP Return on Equity	19.4%				19.1%

[1]	We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

Schedule 13

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter		Year-to-Date
(in millions)	2012	2011	2012	2011
GAAP Effective Tax Rate from Continuing Operations	34.9%	41.3%	36.9%	35.5%
Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$510.4	$425.1	$1,321.0	$1,177.0
Restructuring and employee severance	7.1	6.2	12.2	10.6
Acquisition-related costs	(26.6)	30.3	22.8	75.2
Impairments and loss on disposal of assets	17.1	4.6	19.4	8.2
Litigation (recoveries)/charges, net	(0.2)	4.3	(3.2)	11.9
Other spin-off costs	0.2	0.7	1.5	7.4
(Gain)/loss on sale of CareFusion stock	—	3.3	—	(71.5)

Adjusted earnings before income taxes and discontinued operations	$508.0	$474.5	$1,373.7	$1,218.8
Provision for income taxes [1]	$177.9	$175.6	$487.1	$418.2
Restructuring and employee severance tax benefit [1]	2.7	2.4	4.6	4.1
Acquisition-related costs tax benefit/(expense) [1]	(6.4)	7.8	10.8	15.6
Impairments and loss on disposal of assets tax benefit [1]	6.7	1.8	7.6	3.1
Litigation (recoveries)/charges, net tax benefit/(expense) [1]	(0.1)	0.4	(1.2)	1.4
Other spin-off costs tax benefit [1]	0.1	0.3	0.6	2.8
(Gain)/loss on sale of CareFusion stock tax benefit [1]	—	—	—	—

Adjusted provision for income taxes	$180.9	$188.3	$509.5	$445.2
Non-GAAP Effective Tax Rate from Continuing Operations	35.6%	39.7%	37.1%	36.5%

	Third Quarter
	2012	2011
Debt to Total Capital	29%	30%
Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$345.5	$113.7
Long-term obligations, less current portion	2,207.9	2,362.1

Debt	$2,553.4	$2,475.8
Cash and equivalents	(2,410.4)	(1,961.8)

Net Debt	$143.0	$514.0
Total shareholders' equity	6,240.1	5,656.8

Capital	$6,383.1	$6,170.8
Net Debt to Capital	2%	8%

[1]	We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

Forward-Looking Non-GAAP Financial Measures

We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition-related costs (including amortization of acquisition-related intangible assets and changes in the fair value of contingent consideration obligations), impairments and loss on disposal of assets, litigation (recoveries)/charges, net, and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 14

CARDINAL HEALTH, INC. AND SUBSIDIARIES

	Third Quarter
(in millions)	2012	2011
Days Sales Outstanding	21.2	19.7
Days Inventory on Hand
Inventories	$8,220.1	$7,717.7
Cost of products sold	$25,710.8	$24,909.2
Chargeback billings	3,842.5	3,453.4

Adjusted cost of products sold	$29,553.3	$28,362.6
Adjusted cost of products sold divided by 90 days	$328.4	$315.1

Days Inventory on Hand	25.0	24.5

Days Payable Outstanding
Accounts payable	$12,572.5	$11,961.5
Cost of products sold	$25,710.8	$24,909.2
Chargeback billings	3,842.5	3,453.4

Adjusted cost of products sold	$29,553.3	$28,362.6
Adjusted cost of products sold divided by 90 days	$328.4	$315.1

Days Payable Outstanding	38.3	38.0

Net Working Capital Days	7.9	6.2

Days Sales Outstanding: trade receivables, net divided by (monthly revenue divided by 30 days).

Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

Definitions

Debt: long-term obligations plus short-term borrowings.

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).

Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).

Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).

Non-GAAP Diluted EPS from Continuing Operations and growth rate calculation 1: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

Non-GAAP Earnings from Continuing Operations and growth rate calculation: earnings from continuing operations excluding (1) restructuring and employee severance 2, (2) acquisition-related costs 3, (3) impairments and loss on disposal of assets 4, (4) litigation (recoveries)/charges, net 5, (5) Other Spin-Off Costs and (6) (gain)/loss on sale of CareFusion stock, each net of tax.

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) (gain)/loss on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for the same six items).

Non-GAAP Operating Earnings and growth rate calculation: operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs.

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs, (6) (gain)/loss on sale of CareFusion stock and (7) CareFusion net earnings in discontinued operations, each net of tax) and divided by average shareholders’ equity.

Other Spin-Off Costs: costs incurred in connection with our Spin-Off of CareFusion which are included in distribution, selling, general and administrative expenses.

Return on Equity: annualized current period net earnings divided by average shareholders’ equity.

Revenue Mix: segment revenue divided by total segment revenue for all segments.

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).

Segment Profit Margin: segment profit divided by segment revenue.

Segment Profit Mix: segment profit divided by total segment profit for all segments.

[1]	In this earnings release growth rates are determined by dividing the difference between current period results and prior period results by prior period results.

[2]

Programs whereby the Company fundamentally changes its operations such as closing and consolidating certain manufacturing and distribution facilities, moving manufacturing of a product to another location, outsourcing the production of a product, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including substantial realignment of the management structure of a business unit in response to changing market conditions).

[3]	Costs that consist primarily of transaction costs, integration costs, changes in the fair value of contingent consideration obligations and amortization of acquisition-related intangible assets.

[4]

Asset impairments and losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and loss on disposal of assets within the consolidated statements of earnings.

[5]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.